Exhibit 99.1

Oyster Point Pharma Announces New Appointment to Board of Directors

George Eliades joins the Board of Directors

PRINCETON, N.J., April 5, 2021 (GLOBE NEWSWIRE) — Oyster Point Pharma, Inc. (Nasdaq: OYST), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of first-in-class pharmaceutical therapies to treat ocular surface diseases, today announced the appointment of an additional member to its Board of Directors.

Effective immediately, George Eliades, Ph.D, current Senior Vice President, Corporate Development and Chief Transformation Officer of Jazz Pharmaceuticals (Nasdaq: JAZZ), will join Oyster Point’s Board of Directors and serve as a member of the Compensation Committee.

“We are excited to welcome George to our Board of Directors as we build the commercial infrastructure of Oyster Point Pharma,” said President and CEO Jeffrey Nau, Ph.D., M.M.S. “George has extensive experience developing global sales and marketing strategies for numerous therapies in biotech and pharma, and we look forward to his insights and contributions as we work to bring transformative therapies to patients with ocular surface diseases.”

“I look forward to helping Oyster Point Pharma transform from a development company to a high growth commercial organization that has the potential to address unmet needs in the ocular surface disease area for both patients and eye care professionals,” said Dr. Eliades. “I look forward to being part of Oyster Point Pharma’s growth as the company prepares for the potential launch of OC-01 nasal spray and working closely with Jeff and the rest of the Board.”

About George Eliades

George Eliades has served as Senior Vice President, Corporate Development and Chief Transformation Officer of Jazz Pharmaceuticals, a global biopharmaceutical company, since December 2020. From November 2007 to December 2020, Dr. Eliades was a partner at Bain & Company, where he focused primarily on advising biopharmaceutical clients. Dr. Eliades has advised multiple clients on their transformation agendas, including strategy, cost, M&A and digital driven transformation.

About Oyster Point Pharma

Oyster Point Pharma is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of first-in-class pharmaceutical therapies to treat ocular surface diseases. Oyster Point Pharma’s lead product candidate, OC-01 (varenicline) nasal spray, a highly selective cholinergic agonist, is being developed as a nasal spray to treat the signs and symptoms of dry eye disease. In pre-clinical and clinical studies, OC-01 (varenicline) nasal spray was shown to have a novel mechanism of action via activation of the trigeminal parasympathetic pathway to stimulate the glands and cells responsible for natural tear film production, known as the lacrimal functional unit. OC-01 (varenicline) nasal spray is an investigational new drug and has not been approved for any use in any country. The safety and efficacy of OC-01 (varenicline) nasal spray have not previously been established.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions and on information currently available to us. The forward-looking statements in this press release represent our views as of the date of this press release. These statements may include but are not limited to express or implied statements regarding potential marketing approvals for OC-01 or regarding other future events, including future development and commercialization plans. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Important factors that could cause our actual results to differ materially include our ability to obtain and maintain regulatory approvals of our product candidates; our plans relating to commercializing our product candidates, if approved, including the geographic areas of focus and sales strategy; the success of competing therapies that are or may become available; the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates, and other factors as detailed from time to time in the “Risk Factors” section in reports we file with the Securities and Exchange Commission, copies of which are posted on our website and are available from us without charge. However, new risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties.

Investor Contact:

Tim McCarthy

LifeSci Advisors, LLC

(212) 915-2564

investors@oysterpointrx.com

Media Contact:

Sheryl Seapy, W2O Group

(213) 262-9390

sseapy@w2ogroup.com